UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2013

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 9, 2013, ImmunoGen, Inc. (the “Company”) entered into a First Amendment to Lease Agreement with Intercontinental Fund III 830 Winter Street, LLC (“Landlord”) with respect to the Company’s facility located at 830 Winter Street, Waltham, Massachusetts (the “First Amendment”).  Pursuant to the First Amendment, the Company has agreed to lease an additional approximately 18,700 square feet of office space in the building located at 830 Winter Street, Waltham, Massachusetts (the “Additional Space”).  The Company plans to occupy the Additional Space around June 2014 in connection with the expansion of existing operations.  The initial lease term for the Additional Space is until March 31, 2020, which coincides with the initial lease term for the approximately 90,000 square feet of space currently subject to the original Lease Agreement effective July 27, 2007 (the Original Lease”).  The Company’s option to extend the term of the Original Lease for two additional terms of five years applies to the Additional Space as well.  Under the terms of the First Amendment, the Company will pay the Landlord annual fixed rent for the Additional Space of $671,580 for the first two years, $690,235 for the next two years, and $708,890 for the remainder of the initial lease term, in monthly installments, as well as its proportionate share of taxes and operating expenses in all years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: December 10, 2013	/s/ Daniel M. Junius

Daniel M. Junius
President and Chief Executive Officer